Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (hereinafter “Agreement”) is entered into this February 2, 2024, by and between Casey McGarvey (hereinafter “Employee”), on the one hand, and Purple Innovation, LLC, a Delaware limited liability company (hereinafter “Employer”), on the other hand (collectively, Employee and Employer are referred to herein as “the Parties”).

RECITALS

WHEREAS Employee’s employment with Employer ended effective February 2, 2024 (the “Separation Date”) as a result of Employee’s voluntary retirement;

WHEREAS effective upon the Separation Date, Employee was deemed to have resigned from any officer, director or board positions held with Employer or any related entity, including but not limited to his positions as President, Treasurer & Secretary of Intellibed, LLC; and

WHEREAS in exchange for Employee’s execution and non-revocation of this Agreement, Employer has offered to provide Employee with compensation and/or benefits to which Employee is not otherwise entitled, as set forth in detail below.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth below, and intending to be legally bound thereby, the Parties covenant and agree as follows:

Obligations of Employer

1. Accrued Obligations and Benefits. Regardless of whether Employee enters into this Agreement, Employer will pay Employee all accrued wages earned through and including the Separation Date, less taxes and withholdings required by law, in accordance with Employer’s regular payroll practices, but no later than ten (10) days after the Separation Date (or such earlier date if required by applicable state law). Further, Employee will retain Employee’s current medical, dental and vision coverage until 11:59 p.m. on the last day of the month in which the Separation Date occurs. All other employee benefits will cease immediately on the Separation Date. Unless Employee is qualified for and elects continuing coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Employee will have 90 days after the Separation Date to claim qualified reimbursements under the Employer’s health insurance plan that Employee previously elected. If Employee is eligible for continuing medical, dental and vision coverage under COBRA, Employer will provide him with notice of such rights, and Employee may elect such continuing coverage, at Employee’s own expense, in accordance with the requirements stated in the notice and under applicable law. For the avoidance of doubt, Employee’s accrued rights under any elected HSA plan and 401K plan shall continue after separation from employment, without any election by Employee, in accordance with the terms of the respective plans.

2. Separation Payments and Benefits.

a. Severance. In exchange for the promises made by Employee in this Agreement, including but not limited to a release of claims and promise to cooperate post-separation, and provided that this Agreement is timely signed by Employee, returned to Employer, and not revoked as set forth in Section 29 of this Agreement, Employer shall pay Employee the total gross amount of Two Hundred Twenty-Six Thousand Eight Hundred Ninety-Seven and 12/100 Dollars ($226,897.12) (representing 29 weeks’ of Employee’s base pay in effect immediately prior to the Separation Date), less taxes and withholdings required by law (the “Severance”). The Severance will be paid in a series of installments over a 29 week period, in accordance with Employer’s regular payroll practices (each a “Severance Payment” and collectively the “Severance Payments”). The Severance Payments will commence on the first regular payroll date following the “Effective Date” of this Agreement, as defined in Section 29 of this Agreement, and continue on each successive payroll date thereafter until the Severance is paid in full.

b. COBRA Payments. In exchange for the promises made by Employee in this Agreement, including but not limited to a release of claims and promise to cooperate post-separation, and provided that (i) this Agreement is timely signed by Employee, returned to Employer, and not revoked as set forth in Section 29 of this Agreement and (ii) Employee notifies Employer in writing Attn: WEX that Employee has timely and properly elected healthcare insurance continuation coverage under COBRA, for any applicable COBRA period prior to August 31, 2024, Employer will provide Employee with a monthly payment in the gross amount of One Thousand Two Hundred and 00/100 Dollars ($1,200.00), less taxes and withholdings required by law, to put towards Employee’s monthly COBRA premiums (the “COBRA Payments”). The COBRA Payments will be paid to Employee on the Company’s second regular pay date of each month. The COBRA payments will cease on the earliest of: (i) Employer’s second regular payroll date in the month of August 2024; (ii) the date Employee is no longer eligible to receive COBRA continuation coverage; or (iii) the date on which Employee becomes eligible to receive similar healthcare insurance coverage from another employer or other source. Since COBRA is a personal expense of Employee, the COBRA Payments shall be considered and reported as taxable income of the Employee. During the period in which Employee is providing the COBRA Payments, Employee shall immediately notify Employer in writing Attn: WEX if Employee cancels COBRA continuation coverage or becomes eligible to receive similar healthcare insurance coverage from another employer or other source.

3. Continued Vesting. In exchange for the promises made by Employee in this Agreement, including but not limited to a release of claims and promise to cooperate post-separation, and provided that this Agreement is timely signed by Employee, returned to Employer, and not revoked as set forth in Section 29 of this Agreement, Employee shall be entitled to continue to vest in any equity interests previously awarded to him under the 2017 Equity Incentive Plan (the “Plan”) through March 15, 2024: (i) under the May 18, 2020 Option Grant Agreement for 15,777 Shares, Employee will vest in an additional 658 shares to become fully vested in all 15,777 shares, (ii) under the August 11, 2021 Restricted Share Unit Agreement for 3,056 shares, Employee will vest in an additional 1,019 shares to become fully vested in all 3,056 shares, (iii) under the May 26, 2022 Restricted Share Unit Agreement for 19,198 shares, Employee will vest in an additional 6,399 shares due to achieving the two-third vesting threshold, and (iv) under the June 20, 2023 Restricted Share Unit Agreement for 34,498 shares, Employee will vest in 11,499 shares due to achieving the one-third vesting threshold. All such equity interests shall otherwise continue to be governed by the terms of the applicable award agreement (collectively the “Award Agreements”) and the Plan.

Representations and Obligations of Employee

4. Release and Waiver of Claims. In exchange for the consideration described I Sections 2, 3, and 4 above, Employee hereby fully and forever unconditionally releases and discharges Employer, all of its past and present parent, subsidiary, affiliated and related corporations, partnerships or companies, their predecessors, successors and assigns, together with their divisions and departments, and all past or present owners, officers, directors, employees, insurers, attorneys and agents of any of them, (hereinafter referred to collectively as “Releasees”), and Employee covenants not to sue or assert against Releasees, for any purpose, any or all claims, demands, actions and causes of action, of every kind and nature whatsoever, whether at law or in equity, both negligent and intentional, arising from or in any way related to Employee’s employment by Employer, based in whole or in part upon any act or omission, occurring on or before the date of this Agreement is signed by Employee, without regard to Employee’s present actual knowledge of the act or omission, which Employee may now have, or which Employee, or any person acting on Employee’s behalf may at any future time have or claim to have. This general release includes, but is not limited to, claims which may arise at common law or under federal, state or local laws, including but not limited to, claims arising under the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974 (other than claims for vested benefits), Title VII of the Civil Rights Act of 1964 (regarding claims of discrimination based upon race, color, national origin, religion and sex discrimination, including sexual harassment, pregnancy, sexual orientation and gender identity), the Civil Rights act of 1991, the Vietnam Era Veterans Readjustment Assistance Act, the Uniformed Services Employment and Re-employment Rights Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Americans with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Utah Antidiscrimination Act, the Utah Right to Work Law, the Hawaii Discriminatory Practices law, the Hawaii Civil Rights Act, the Hawaii Prepaid Healthcare Act, and the Hawaii Whistleblowers’ Protection Act. This general release also includes claims for breach of express or implied contract, claims for violation of public policy, and claims arising under tort or other common or statutory law theories, including but not limited to, retaliation, tortious conduct, negligence, intentional infliction of emotional distress, breach of the implied covenant of good faith and fair dealing, wrongful termination, unjust dismissal, promissory estoppel, defamation (libel or slander), invasion of privacy and fraud (unrelated to the offering of this Agreement), and claims arising under any other federal, state or local civil rights, employment or labor laws.

Notwithstanding the foregoing, Employee is not waiving any rights Employee may have to: (i) Employee’s own vested or accrued employee benefits under Employer’s qualified retirement benefit plans or under the Award Agreements; (ii) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iii) pursue claims which by law cannot be waived by signing this Agreement; (iv) pursue claims that arise after the date Employee signs this Agreement; and (v) enforce this Agreement.

If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which Employer or any other Releasee identified in this Agreement is a party.

5. Protected Rights. Nothing in this Agreement prohibits, prevents, or otherwise limits Employee from, without notice to Employer, filing a charge or complaint with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before any federal, state or local government agency (e.g., EEOC, NLRB, etc.) nor does anything in this Agreement preclude, prohibit or otherwise limit, in any way, Employee’s rights and abilities to, without notice to Employer, contact, communicate with or report unlawful conduct or provide documents to federal, state or local officials for purposes of investigation or to participate in any whistleblower program administered by any such agencies. In addition, nothing in this Agreement, including but not limited to the release of claims, confidentiality, non-disparagement, cooperation, and/or return of property clauses, prohibits Employee from: (a) reporting possible violations of federal, state or local laws or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the U.S. Securities and Exchange Commission (“SEC”), the Commodity Futures Trading Commission, the U.S. Congress, or any agency Inspector General; (b) making any other disclosures that are protected under the whistleblower provisions of federal, state or local laws or regulations; (c) disclosing or discussing a sexual assault or sexual harassment dispute arising after this Agreement is signed by Employee; or (d) filing a charge or complaint or otherwise fully participating in any governmental whistleblower programs, including but not limited to any such programs managed or administered by the SEC, the Commodity Futures Trading Commission and/or the Occupational Safety and Health Administration. Notwithstanding the above, Employee expressly waives all rights to recover money or other individual relief in connection with any administrative or court action related in any way to any claim covered by the release in Section 5, above, whether brought by Employee or on Employee’s behalf; provided, however that nothing in this Agreement prohibits or prevents Employee from receiving money properly awarded by a government agency as a reward for participating in a governmental whistleblower program.

6. No Claims Filed. Employee affirms that Employee has not filed, has not caused to be filed and is not a party to any claim against Employer or any of the other Releasees, provided, however, that the foregoing shall not be interpreted as requiring Employee to disclose any claims, complaints or communications Employee has made, or information Employee has disclosed, as a result of Employee’s participation in any governmental whistleblower program, including, but not limited to, any claims, complaints or communications Employee has made, or information Employee has disclosed, to the SEC concerning actual or possible violations of securities law.

7. Post-Employment Restrictions.

a. Protection of Confidential Business Information. Employee acknowledges that during the course of his employment, Employee had access to certain information not generally known to the public or to competitors of Employer relating to the business of Employer and related entities, which included, without limitation, market surveys, pricing information, customer or contact lists, sources of supply, vendor lists, modes and methodologies of doing business, business plans, business prospects and projections, trade operations, plans, processes, techniques and other proprietary or confidential information (collectively, “Confidential Business Information”). The foregoing are illustrations only, and do not limit the types of categories of information which are considered by Employer to be Confidential Business Information. Employee acknowledges that the Confidential Business Information is a valuable, special and unique asset of Employer. Employee understands and agrees that the Confidential Business Information and any part thereof, either in original form or in duplicate or copied form, shall be at all times in perpetuity, confidential, secret, reserved and protected, and shall not be disclosed, used or made available by Employee at any time hereafter, directly or indirectly, to any person, firm, partnership, affiliate, association or company, in any manner whatsoever, including orally, electronically or in writing, without the prior written authorization of Employer; provided, however, that nothing in this paragraph is intended to, nor should be construed to limit Employee’s protected rights as outlined in Section 6 above.

b. Defend Trade Secrets Act Immunity Notice. Employee acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Employee further acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

8. Non-Disparagement and Social Media. Employee agrees that Employee shall not make any disparaging, derogatory and/or defamatory statements, remarks or comments regarding Employer or any of the other Releasees, either expressly or by implication, including, but not limited to, on any social media websites including, but not limited to, Facebook, Instagram, Twitter or Snap Chat; provided, however, that nothing herein shall be deemed to impede or otherwise interfere with Employee’s protected rights as outlined in Section 6.

9. Return of Employer Property. Employee represents and warrants that as of the date of execution of this Agreement, Employee has returned to Employer all property of Employer within Employee’s possession, custody or control, including all Confidential and Proprietary Information in whatever form; provided however, the Employer agrees that Employee may retain possession of the IT equipment in his possession but will nonetheless promptly delete all Confidential and Proprietary Information contained thereon. The recitation of this obligation in this Agreement is in addition to, and not in lieu of, Employee’s existing obligations to return all Employer property as of the Separation Date.

10. Employee Representations. Employee represents and warrants that Employee has: (a) been paid all compensation owed for all hours worked, including, but not limited to, any earned bonus, if applicable; (b) received all the requested leave and leave benefits and protections for which Employee was eligible under the Family and Medical Leave Act or otherwise; and (c) not suffered any on-the-job injury for which Employee has not already filed a claim. In addition, it is Employer’s policy to encourage reporting within the company of all possible violations of any law, and Employee acknowledges that no one has interfered with Employee’s reporting of any such violations. Employee further represents that: (i) Employee has not alleged any claim against Employer or any other Releasees, the factual foundation for which involves sexual harassment under applicable law; (ii) no part of the consideration pursuant to this Agreement is a payment related to sexual harassment or sexual abuse as set forth in Section 162(q) of the Internal Revenue Code; and (iii) Employee does not contend and is not aware of any facts to suggest that Employee has been subjected at any time to any acts of sexual harassment or sexual abuse by Employer or any of the other Releasees.

11. Cooperation. Employee agrees that following the Separation Date, Employee will cooperate fully with Employer in connection with: (a) any defense, prosecution or investigation of claims or demands by or against third parties; and (b) any matters arising from or related to events during Employee’s employment by Employer. In addition, Employee agrees to execute any documents required to carry out the terms of this Agreement. Such cooperation includes, without limitation, being available to Employer upon reasonable notice, without subpoena, to provide truthful and accurate information in witness interviews plus deposition and trial testimony. Employer will reimburse Employee for reasonable out-of-pocket expenses incurred in connection with any such cooperation (excluding forgone wages, salary, or other compensation) and will make reasonable efforts to accommodate Employee’s scheduling needs.

12. Taxes and Indemnification. Employee agrees to pay all taxes (other than payroll taxes) found to be owed based upon the monetary consideration provided to or on behalf of Employee under this Agreement and to indemnify and hold Employer harmless for any federal, state and local tax liability (including taxes, interest, penalties or the like, and required withholdings), which may be asserted against or imposed upon Employer by any taxing authority related to such consideration due to Employee’s non-payment of taxes for which Employee is legally responsible. Employee understands and agrees that Employer may file any necessary tax documentation regarding the consideration provided to or on behalf of Employee under this Agreement. The Parties acknowledge that nothing herein constitutes tax advice to the other Party.

13. IRS Code Section 409A. This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements under Section 409A of the Internal Revenue Code of 1986, as amended, and any guidance issued thereunder (“Section 409A”). In the event Employee is considered a “specified employee” within the meaning of Treas. Reg. § 1.409A-1(i), any amount or benefit that would constitute non-exempt deferred compensation (and would be payable by reason of Employee’s separation from service during a period in which Employee is a specified employee) will be accumulated and paid no earlier than the first day of the seventh month following Employee’s separation from service (or if earlier upon Employee’s death), if and to the extent such delay is required under Section 409A. If Employee is entitled to be paid or reimbursed for any taxable expenses under this Agreement, the amount of such expenses reimbursable in any one calendar year shall not affect the amount reimbursable in any other calendar year, and the reimbursement of an eligible expense must be made no later than December 31 of the year after the year in which the expense was incurred, and the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit. If compensation is paid in installments, each installment payment shall be considered a separate payment within the meaning of Treas. Reg. § 1.409A-2(b)(2)(iii). If and to the extent required to comply with Section 409A, any payment or benefit required to be paid under this Agreement on account of termination of the Employee’s employment or service (or any other similar term) shall be made only in connection with a “separation from service” with respect to the Employee within the meaning of Section 409A. Notwithstanding the foregoing, Employer shall have no liability with regard to any failure to comply with Section 409A.

14. No Transfer of Rights. Employee warrants that Employee has not assigned or transferred any right or claim described in the general release given in Section 5 above.

15. No Reliance on Extraneous Information. Employee has not relied on any statement or promises by anyone other than those contained in this Agreement and has entered into this Agreement knowingly without reliance upon any other representation, promise or inducement not set forth herein.

16. Advice of Counsel. Employee acknowledges that Employee has been, and hereby is, encouraged and advised to seek legal counsel and to review this document with legal counsel of Employee’s choice, and has had full opportunity to do so.

17. No Exit Incentive. The consideration provided under this Agreement is not offered in connection with any specific exit incentive or other employment termination program.

Miscellaneous Provisions

18. Governing Law; Venue for Disputes. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise by the laws of the State of Utah, and, subject to any applicable agreement regarding arbitration, no action involving this Agreement may be brought except in the State of Utah or in the United States District Court for the District of Utah.

19. Entire Agreement. This Agreement, together with any Award Agreements, constitutes the sole and entire agreement between Employer and Employee and supersede any and all understandings and agreements made prior hereto, if any, concerning the separation of Employee’s employment with employer. There are no collateral understandings, representations or agreements other than those contained or referenced herein. Notwithstanding the foregoing, and for clarity, nothing in this Agreement shall abrogate the surviving obligations of Employee as may exist in any employment contract or other employment-related agreement signed by Employee, while employed by Employer (including, but not limited to, the Award Agreements and the Indemnity Agreement, dated February 2, 2018) unless specifically replaced by an obligation in this Agreement.

20. Sufficiency of Consideration; Severability. Employee agrees that the consideration provided to Employee hereunder is good and valuable consideration for Employee’s signing of this Agreement. Should a court of competent jurisdiction determine that the Release in Section 5 above is invalid, void or unenforceable, then Employee agrees that Employer’s obligations under this Agreement are null and void and Employee shall repay Employer for the Severance Payments and the COBRA Payments already paid by Employer. If any other provisions in this Agreement are held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall continue in full force. In the event of a final, non-reviewable, non-appealable determination that any provision in this Agreement (in either case, whether in whole or in part) is void or constitutes an unreasonable restriction against Employee, such provision shall not be rendered void but shall be deemed modified or reformed by the court to the minimum extent necessary to make such provision enforceable for the longest duration and the greatest scope as may constitute a reasonable restriction under the circumstances. Nothing in this Section 21 is intended to, nor shall be construed to, apply to any contrary rights of Employee under the ADEA.

21. Modification. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing signed by the Parties.

22. No Admission of Liability. It is understood and agreed that the execution of this Agreement by Employer is not to be construed as an admission of any liability on its part to Employee other than to comply with the terms of this Agreement.

23. Voluntary Execution. Employee represents and warrants that Employee has signed this Agreement voluntarily and of Employee’s own free will and that Employee has not been subjected to duress or undue influence from any source. Employee further acknowledges that this Agreement is written in a manner understandable to Employee.

24. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their representatives, agents, successors, assigns, heirs, attorneys, current and future affiliates and predecessors. This Agreement is not assignable by Employee without the written consent of Employer. However, Employer may assign this Agreement freely; and Employee agrees that this Agreement may be fully enforced by Employer’s successors and assigns. Further, Employee agrees that the Releasees are intended third-party beneficiaries of the Agreement and entitled to enforce its terms.

25. No Waiver. No waiver of any claim for breach of rights under this Agreement shall be deemed a broader waiver unless the broader waiver is acknowledged in a writing executed by the waiving party.

26. Attorney’s Fees. In any action to enforce or interpret the terms or provisions of this Agreement, the prevailing party in such action will be entitled to its reasonable attorneys’ fees and costs, paralegal fees, expert witness fees, court filing fees, copying charges and deposition transcription fees.

27. Headings; Electronic Transmissions; Counterparts. Headings in this Agreement are for reference purposes only and shall not in any way affect this Agreement’s meaning or interpretation. This Agreement may be executed in several counterparts and by electronic transmissions (e-mail, facsimile and/or scanner) and all so executed copies shall constitute one Agreement, binding on all the Parties hereto, even though the Parties are not signatories to the original or same counterpart.

28. Time to Consult, Consider and Revoke; Effective Date. Employee has been herein advised to consult with an attorney before signing this Agreement. Employee acknowledges and understands that the Release in Section 5 above effectively waives all claims under the ADEA, and agrees that this Agreement complies with the OWBPA. Employee further acknowledges that Employee has had the opportunity to consider this Agreement for twenty-one (21) days before signing this Agreement, although Employee may choose to sign it sooner. Any material or non-material changes made to this Agreement after Employee receives this Agreement do not restart the running of the 21-day review period. Employee has seven (7) days in which to revoke this Agreement after signing it if Employee wishes (the “Revocation Period”). To revoke this Agreement, Employee must send Employer a written notice of revocation addressed to John J. Roddy before the Revocation Period expires, with the original notice of revocation sent via U.S. Mail to Purple Innovation, LLC, 4100 N. Chapel Ridge Road, Lehi, UT 84043, Attn: John J. Roddy, CHRO, postmarked no later than the last day of the Revocation Period. This Agreement shall become effective on the eighth (8th) day after the date Employee signs this Agreement, provided that Employee has not timely revoked it (the “Effective Date”). In the event Employee fails to timely sign this Agreement or revokes this Agreement within seven (7) days after having signed it, Employer’s obligations under this Agreement shall be null and void. Employee acknowledges and understands that Employer is not obligated to provide the consideration described in Sections 2, 3, and 4 until after the Effective Date.

29. Acceptance. If you accept this Agreement, please sign, keep a copy for your records, and return the signed Agreement within twenty-one (21) days of receipt to John J. Roddy.

THIS IS A LEGAL DOCUMENT – READ CAREFULLY BEFORE SIGNING.

IN WITNESS WHEREOF the Parties have executed this Agreement.

Employee represents and warrants that Employee has read this Agreement in its entirety, has been offered a period of twenty-one (21) days to review the Agreement, has been advised to consult with an attorney prior to signing the Agreement, fully understands the Agreement and all of its terms, and voluntarily and knowingly assents to all terms and conditions of the Agreement.

EMPLOYEE	EMPLOYER

/s/ Casey McGarvey	PURPLE INNOVATION, LLC
Casey McGarvey
	By:	/s/ John J. Roddy
Date: 2/2/2024		John J. Roddy, Chief Human Resources Officer

Date: 2/2/2024

9